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                                     PART C

                                OTHER INFORMATION
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                                   ICON FUNDS

PART C.       OTHER INFORMATION

ITEM 23. EXHIBITS


     (a) (1)  Master  Trust   Agreement   dated   September  19,  1996,  is
              incorporated by reference from Registrant's  Initial
Registration
              Statement  on Form N-1A filed with the  Commission  on October
28,
              1996 (the "Initial Registration Statement").

         (2)  Amendment No. 1 to Master Trust Agreement  dated October 24,
1996,
              is   incorporated   by   reference   from   Registrant's
Initial
              Registration Statement.

         (3)  Amendment No. 2 to the Master Trust  Agreement  dated December
18,
              1996, incorporated by reference from Pre-effective amendment
No. 1
              to registrant's registration statement on Form N-1A filed with the
              Commission on December 19, 1996 ("Pre-effective Amendment").

	   (4)  Amendment No. 3 to the Master Trust  Agreement dated  February
18,
              1999, is filed herewith.

     (b) By-Laws dated October 9, 1996, are incorporated by reference from
              Registrant's Initial Registration Statement.

     (c)	  Relevant parts, including Article V of the Master  Trust
Agreement   		  dated   September  19,  1996,  is   incorporated by
reference from		  Registrant's  Initial  Registration Statement.
Other  instruments
		  defining rights of security holders - Not applicable.

     (d)      Advisory  Agreement  between  Registrant  and Meridian
Investment
              Management Corporation dated October 9, 1996, is incorporated by reference from Registrant's Initial Registration Statement.

     (e)      Distribution  Agreement  among  Registrant,   Meridian
Investment
              Management Corporation,  and Meridian Clearing Corp dated
December
              1, 1998 is filed herewith.

     (f)	  Bonus or profit sharing contracts - Not applicable

     (g)      Custodian  Agreement between Registrant and Firstar Trust
Company,
              including Global Custody arrangement with Chase Manhattan Bank is incorporated by reference from Registrant's  Initial
Registration
              Statement.

     (h) (1)  Administrative Services Agreement Between  Registrant and
Meridian
              Investment Management Corporation dated March 1, 1999, is filed herewith.

     	   (2)  Transfer  Agent  Agreement  between  Registrant  and Firstar
Trust
              Company dated October 9, 1996, is incorporated by reference from
              Registrant's Initial Registration Statement.

     	   (3)  Fund Accounting Servicing Agreement between Registrant and
Firstar
              Trust Company dated October 9, 1996, is incorporated by reference from Registrant's Initial Registration Statement.

     (i) (1)  Opinion  and  Consent  of Lynch,  Brewer,  Hoffman  & Sands,
LLP,
              Attorneys at Law, is incorporated by reference from Registrant's
              Initial Registration Statement.

     (j) (1)  Consent of PricewaterhouseCoopers LLP, is filed herewith.

   	   (2) Power of Attorney for Trustees and Officers is filed herewith.

     (k)      Omitted financial statements - Not applicable.

     (l) Copy of Letter of Initial Stockholder is incorporated by reference to the Pre-effective Amendment.

     (m,o)    Rules 12b-1 and 18f-3 plans - Not applicable.


ITEM 24.      PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

         Information pertaining to persons controlled by or under common control
         with  Registrant  is  incorporated  by  reference  to the  Statement of
         Additional  Information  contained  in  Part  B  of  this
Registration
         Statement at  the   section  entitled  "Administrative  Services",
"The
         Investment Advisor" and "Distributor".

ITEM 25.	  INDEMNIFICATION

	   Under Article VI of the Registrant's Master Trust Agreement, each of its Trustees and officers or person serving in such capacity with another  entity at the request of the  Registrant (a "Covered
Person")
         shall be indemnified (from the assets of the Sub-Trust or Sub-Trusts in question) against all liabilities, including, but not limited to, amounts paid in satisfaction of judgments, in compromises or as fines or penalties, and expenses, including reasonable legal and accounting fees, incurred by the Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such
         Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (either and both of the conduct described in (i) and (ii) being referred to hereafter as
         "Disabling Conduct"). A determination that the Covered Person is not entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling
         Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of
         Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of
         Disabling Conduct by (a) a vote of the majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section
         1(a)(19) of the 1940 Act nor parties to the proceeding, or (b) as independent legal counsel in a written opinion.

ITEM 26.      BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

         Registrant's  investment   adviser,  administrator  and distributor
is
         incorporated    by    reference    to   the    Prospectus    and
SAI
         contained in Part A and Part B of this Registration Statement at the sections entitled "Organization and Management of the Fund" in the
         Prospectus,  and "The Investment  Advisor", "Administrative
Services"
         and "Distributor"  in  the SAI.

ITEM 27.      PRINCIPAL UNDERWRITERS

         Meridian Clearing Corp.  is  the  Registrant's  principal
underwriter.
         It  receives  no  commissions or  other  compensation  as
underwriter.
	   It  is   not  an   underwriter  for  any  other  investment
company.
         Craig T.  Callahan,  12835  East  Arapahoe  Road,  Tower II,
Englewood,
         Colorado   80112,  owns  100% of  the  firm. Dr. Callahan is a
trustee,
         officer and President of the Funds, and owns 100% of the Advisor and is
	   its President.

ITEM 28.      LOCATION OF ACCOUNTS AND RECORDS

         Accounts,  books and  other  documents  required  to be  maintained by
         Section  31(a) of the  Investment  Company  Act of 1940  and the
Rules
         promulgated  thereunder  will be maintained by the  Registrant at
12835
         East  Arapahoe,  Tower  II,  Englewood,  Colorado  80112  and/or by
the
         Registrant's Custodian, transfer and shareholder service agent,
Firstar
         Mutual  Fund  Services, LLC,  615  East  Michigan   Street,
Milwaukee,
	   Wisconsin 53202.

ITEM 29.      MANAGEMENT SERVICES NOT DISCUSSED IN PARTS A OR B

         None.

ITEM 30.      UNDERTAKINGS

              Not Applicable.

                                   SIGNATURES



     Pursuant  to  the  requirements  of the  Securities  Act of  1933  and the
Investment Company Act of 1940, the  Fund  has duly caused  this  post-
effective
amendment  to be  signed  on its  behalf  by  the  undersigned,  thereunto duly
authorized,  in the City of  Englewood,  State of  Colorado,  on  the   22
day
of September, 1999.



                                                       ICON Funds


                                                     By: /s/ Craig T.
Callahan
                                                        ---------------------
-
                                                        President

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Craig T. Callahan
- - - -------------------------------   President and Trustee
CRAIG T. CALLAHAN

/s/ R. Michael Sentel*
- - - -------------------------------    Trustee
R. MICHAEL SENTEL

/s/ James W. Hire*
- - - -------------------------------    Trustee
JAMES W. HIRE

/s/ Glen F. Bergert*
- - - -------------------------------    Trustee

/s/ Erik L. Jonson
- - - -------------------------------  Vice President and
                                     Chief Accounting Officer
ERIK L. JONSON                       Chief Financial Officer


*  By: /s/Charles W. Lutter, Jr.
       -------------------------
       Charles W. Lutter, Jr.
       Attorney-in-Fact